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EXHIBIT 5.1 (OPINION OF COUNSEL)

June 13, 2001

Landec Corporation
3603 Haven Avenue
Menlo Park, CA 94025

  Re:
  Registration Statement on Form S-8
  Landec Corporation
  Non-Plan Stock Option
  1996 Stock Option Plan
  New Executive Stock Option Plan

Ladies and Gentlemen:

    At your request, we are rendering this opinion in connection with the proposed issuance of up to 1,500,000 shares of common stock ("Common Stock") upon exercise of options granted pursuant to (i) a Non-Plan option agreement of Landec Corporation, a California corporation (the "Company"), (ii) the 1996 Stock Option Plan of the Company and (ii) the New Executive Stock Option Plan of the Company (the Non-Plan option agreement, the 1996 Stock Option Plan and the New Executive Stock Option Plan are referred to herein collectively as the "Plans").

    We have examined instruments, documents, and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.

    Based on such examination, we are of the opinion that the 1,500,000 shares of Common Stock to be issued by the Company upon exercise of options granted pursuant to the Plans have been validly authorized and, when issued in accordance with the provisions of the Plans, will be legally issued, fully paid and nonassessable.

    We hereby consent to the filing of this opinion as an exhibit to this Registration Statement on Form S-8. In giving such consent, we do not consider that we are "experts" within the meaning of such term as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

Very truly yours,
ORRICK, HERRINGTON & SUTCLIFFE LLP
/s/ ORRICK, HERRINGTON & SUTCLIFFE LLP

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EXHIBIT 5.1 (OPINION OF COUNSEL)